Exhibit 10.6

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made as of this 20th   day of March, 2018, between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Tenant and Landlord are parties to that certain Lease Agreement dated as of October 30, 2015 (the “Lease”).  Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 17,475 rentable square feet in that certain building located at 19 Presidential Way, Woburn, Massachusetts (the “Building”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Tenant desires to use a portion of the Building commonly known as Suite 003, consisting of approximately 504 rentable square feet, as more particularly shown on as the “Premises” on Exhibit A attached hereto (the “Storage Area”) for the storage of Tenant’s property.  Landlord is willing to permit Tenant to use the Storage Area.

C.Tenant and Landlord desire, subject to the terms and conditions set forth below, to amend the Lease as provided in this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

1.Storage Area.  Commencing on the date that is 1 business day after the mutual execution and delivery of this First Amendment by the parties (the “Storage Area Commencement Date”), Tenant shall have the right during the Term to use the Storage Area for the storage of Tenant’s property and for no other use or purpose.  Tenant may not store any Hazardous Materials in the Storage Area.  Tenant acknowledges and agrees that, as of the Storage Area Commencement Date, all of Tenant’s obligations under the Lease shall apply with respect to the Storage Area as though the Storage Area were part of the Premises, except that Tenant shall not be required to pay Base Rent or Operating Expenses with respect to the Storage Area.  Tenant hereby accepts the Storage Area on an “as is” basis and in their condition as of the Storage Area Commencement Date, and Landlord is hereby expressly relieved and released from any duty or obligation to make any improvements or alterations to the Storage Area or to otherwise maintain the Storage Area.

2.Storage Area Fee.  Commencing on the Storage Area Commencement Date, Tenant shall pay to Landlord a fee (“Storage Area Fee”) in the amount of $600 per month.  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, equal monthly installments of the Storage Area Fee on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America.  Payments of the Storage Area Fee for any fractional calendar month shall be prorated.

3.OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any, named in this First Amendment, claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this First Amendment.

5.Miscellaneous.

a.This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this First Amendment as of the date first written above.

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.,
a Delaware corporation

By:  /s/ P.K. Tandon
Print Name:  PK Tandon

Its:

LANDLORD:

ARE-MA REGION NO. 20, LLC,
a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:ARE-QRS CORP.,
a Maryland corporation,
general partner

By:  /s/ Jackie Clem
Print Name:Jackie Clem
Its:Senior Vice President RE Legal Affairs

EXHIBIT A

STORAGE AREA

Ultragenyx Pharmaceutical Inc.
19 Presidential Way, Woburn, MA - Lower Level storage
Suite 003 - 504 RSF

ELEVATOR MACHINE ROOM
504 RSF
Suite 001
567 RSF
Suite 002
504 RSF
Suite 003
TB-2
1,358 RSF
Suite 004
TEL/DATA
WATER RM
Suite 006
917 RSF
ELECTRICAL
Suite 005
544 RSF
MECHANICAL
PH ROOM
Storage Space (non-flammables)

A-1